Exhibit 24
POWER OF ATTORNEY
     I, the undersigned Director and/or Officer of CA, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint AMY FLIEGELMAN OLLI and KENNETH V. HANDAL, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities to be sold pursuant to the CA, Inc. 2007 Incentive Plan.

Signature	Title	Date

/s/ Raymond J. Bromark	Director	August 24, 2007
Raymond J. Bromark

/s/ Alfonse M. D’Amato Alfonse M. D’Amato	Director	August 24, 2007

/s/ Gary J. Fernandes Gary J. Fernandes	Director	August 24, 2007

/s/ Robert E. La Blanc Robert E. La Blanc	Director	August 24, 2007

/s/ Christopher B. Lofgren Christopher B. Lofgren	Director	August 24, 2007

/s/ Jay W. Lorsch	Director	August 24, 2007
Jay W. Lorsch

/s/ William E. McCracken	Non-Executive Chairman	August 24, 2007
William E. McCracken

/s/ Lewis S. Ranieri	Director	August 24, 2007
Lewis S. Ranieri

/s/ Walter P. Schuetze	Director	August 24, 2007
Walter P. Schuetze

/s/ John A. Swainson	Director	August 24, 2007
John A. Swainson

/s/ Laura S. Unger	Director	August 24, 2007
Laura S. Unger

/s/ Renato Zambonini Renato Zambonini	Director	August 24, 2007